Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Third Quarter 2016 Results
AutoNation Announces AutoNation USA and Comprehensive Brand Extension Strategy

•	AutoNation USA stand-alone pre-owned vehicle sales and service centers is the next phase of retail brand strategy

•	EPS from continuing operations was $1.05, matching the third quarter record achieved last year, with total revenue of $5.6 billion up 4% compared to the year-ago quarter

•	Certain manufacturers’ disruptive marketing and sales incentives, which result in multi-tier pricing, negatively impacted AutoNation’s operating results

•	AutoNation estimates that the Takata airbag recall negatively impacted net income from continuing operations by approximately $6 million after-tax, or $0.06 per share

FORT LAUDERDALE, Fla., (October 28, 2016) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported third quarter 2016 net income from continuing operations of $108 million, or $1.05 per share, compared to net income from continuing operations of $119 million, or $1.05 per share, for the same period in the prior year. The Company estimates that the Takata airbag recall negatively impacted third quarter 2016 net income from continuing operations by approximately $6 million after-tax, or $0.06 per share.(1) At the end of the third quarter, approximately 14% of AutoNation’s used vehicle inventory was on hold due to the Takata airbag recall.

Commenting on the quarterly results, Mike Jackson, Chairman, Chief Executive Officer and President, said, “Certain manufacturers continued disruptive marketing and sales incentives, which resulted in multi-tier pricing and were unfair for consumers as well as retailers. In the third quarter, these incentives had a significant negative impact on new vehicle volume and gross profit per new vehicle retailed.”

AutoNation USA and Comprehensive Brand Extension Strategy
In 2013, the Company launched the AutoNation® retail brand from coast to coast. That branding effort has been successfully extended to AutoNation Express and AutoNation Customer Financial Service products. With the foundation set, AutoNation today announced the next phase of the Company’s comprehensive brand extension rollout, which includes: AutoNation USA® stand-alone pre-owned vehicle sales and service centers, AutoNation branded parts and accessories, the expansion of AutoNation branded collision centers, and the expansion of AutoNation Auto Auctions.

Mike Jackson said, “We are pleased to announce the next phase of our comprehensive brand extension strategy, which will provide long-term growth opportunities for the Company. We have built an industry-leading brand, and we remain committed to achieving and sustaining operational excellence, while creating a peerless customer experience and enhanced services throughout the automotive retail sector.”

Acquisitions
AutoNation today announced the acquisition of three Premium Luxury franchises and one collision center and the award of three Premium Luxury franchise add-points, with combined anticipated annual revenues of approximately $430 million, once the add-points are fully operational. With the addition of the six Premium Luxury franchises, AutoNation will own and operate a total of 96 Premium Luxury franchises from coast to coast.

Acquisitions

•	BMW of Vista - located in San Diego, California

◦	2nd BMW store in the San Diego market; 15th BMW store nationwide

◦	Acquired October 2016

◦	Represents annual revenue of approximately $60 million and 1,200 retail new and used vehicle unit sales

•	Jaguar Bethesda and Land Rover Bethesda - located in Bethesda, Maryland

◦	10th store in the Baltimore/D.C. market; 8th Jaguar/Land Rover store nationwide

◦	Largest Jaguar Land Rover showroom in the United States

◦	Expected to close in the fourth quarter of 2016

◦	Represents annual revenue of approximately $80 million and 1,000 retail new and used vehicle unit sales

◦	Acquisition subject to customary terms and conditions, including manufacturer approval

•	Westmont Body Werks - located in Westmont, Illinois, a suburb of Chicago

◦	70th AutoNation collision center nationwide

◦	Acquired October 2016

◦	Represents annual revenue of approximately $10 million

Add-Points

•	BMW of Delray Beach - located in Palm Beach County, Florida

◦	1st BMW franchise in South Florida; 25th Premium Luxury franchise in Florida

◦	Expected to open second half of 2018

◦	Anticipated annual revenue of approximately $180 million, once fully operational

•	Jaguar West Houston and Land Rover West Houston - located in Houston, Texas

◦	1st Jaguar Land Rover store in Texas; 10th Premium Luxury store in Texas

◦	Expected to open second quarter of 2018

◦	Anticipated annual revenue of approximately $100 million, once fully operational

Mike Jackson said, “These acquisitions and awarded franchises present outstanding Premium Luxury growth opportunities and enhance manufacturer brand representation in markets with excellent Premium Luxury demographics and within our existing footprint. The acquisition of Westmont Body Werks aligns with our brand extension strategy. We look forward to welcoming the BMW of Vista, Jaguar Bethesda, Land Rover Bethesda, and Westmont Body Werks customers and 165 new associates to AutoNation.”
Share Repurchase
AutoNation today announced that its Board of Directors has authorized the repurchase of up to an additional $250 million of AutoNation’s common stock. AutoNation has approximately $316 million total Board authorization remaining for share repurchases with the increased authorization and approximately 101 million shares outstanding as of October 26, 2016. During the third quarter of 2016, AutoNation repurchased one million shares of common stock for an aggregate purchase price of $50 million.
Segment Results
Segment results(2) for the third quarter and first nine months of 2016 were as follows:

Third Quarter 2016 Segment Results

•	Domestic – Domestic segment income(3) was $84 million compared to year-ago segment income of $95 million, a decrease of 11%.

•	Import – Import segment income(3) was $79 million compared to year-ago segment income of $86 million, a decrease of 7%.

•	Premium Luxury – Premium Luxury segment income(3) was $81 million compared to year-ago segment income of $85 million, a decrease of 5%.

First Nine Months 2016 Segment Results

•	Domestic – Domestic segment income(3) was $247 million compared to year-ago segment income of $259 million, a decrease of 5%.

•	Import – Import segment income(3) was $230 million compared to year-ago segment income of $241 million, a decrease of 4%.

•	Premium Luxury – Premium Luxury segment income(3) was $257 million compared to year-ago segment income of $274 million, a decrease of 6%.

For the nine-month period ended September 30, 2016, AutoNation reported net income from continuing operations of $316 million, or $3.02 per share, compared to net income from continuing operations of $346 million, or $3.02 per share, for the same period in the prior year. AutoNation’s revenue for the nine-month period ended September 30, 2016, totaled $16.1 billion, up 4% compared to $15.5 billion for the same period in the prior year.
The third quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on October 28, 2016, through November 11, 2016 by calling (888) 568-0748 (Passcode: 5481).

(1)
The estimated impact of the Takata airbag recall includes internal estimates for lost sales and increases in wholesale losses resulting from the recall, as well as direct costs such as floorplan interest expense, insurance, and storage costs related to the impacted vehicles, taking into account the reduction in certain variable expenses.

(2)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US (formerly Chrysler); the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(3)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, through its bold leadership, innovation and its comprehensive brand extensions, is transforming the automotive industry. As of September 30, 2016, AutoNation owned and operated 371 new vehicle franchises from coast to coast. AutoNation has sold over 10 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Through its Drive Pink initiative, AutoNation is committed to drive out cancer, create awareness and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, including our brand extension strategies, open safety recalls, and expectations for the future performance of our franchises and the automotive retail industry, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including conditions in the credit markets and changes in interest rates; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable AutoNation USA and Collision Center locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES
AutoNation from time to time has used non-GAAP financial measures in its earnings releases and SEC reports. Effective as of the third quarter of 2016, AutoNation will no longer report non-GAAP financial measures in its earnings releases and SEC reports and will only report its financial results in accordance with GAAP in such releases and reports.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
New vehicle	$3,195.9	$3,113.6	$9,068.0	$8,851.0
Used vehicle	1,276.8	1,205.4	3,777.8	3,614.9
Parts and service	843.8	783.3	2,498.9	2,304.5
Finance and insurance, net	229.6	227.1	678.1	652.4
Other	21.4	24.3	105.7	99.4
Total revenue	5,567.5	5,353.7	16,128.5	15,522.2
Cost of sales:
New vehicle	3,037.7	2,942.8	8,597.8	8,352.6
Used vehicle	1,199.6	1,122.2	3,525.6	3,336.9
Parts and service	480.0	441.1	1,418.8	1,305.1
Other	13.8	17.3	82.2	78.3
Total cost of sales	4,731.1	4,523.4	13,624.4	13,072.9
Gross profit	836.4	830.3	2,504.1	2,449.3
Selling, general, and administrative expenses	591.3	568.7	1,765.2	1,695.0
Depreciation and amortization	36.3	32.9	107.0	93.7
Other income, net	(10.2)	(7.0)	(21.0)	(12.1)
Operating income	219.0	235.7	652.9	672.7
Non-operating income (expense) items:
Floorplan interest expense	(18.2)	(14.7)	(56.4)	(42.1)
Other interest expense	(28.9)	(21.4)	(85.9)	(64.4)
Interest income	0.3	—	0.8	0.1
Other income (loss), net	2.6	(4.3)	3.4	(2.7)
Income from continuing operations before income taxes	174.8	195.3	514.8	563.6
Income tax provision	67.0	76.3	198.7	217.7
Net income from continuing operations	107.8	119.0	316.1	345.9
Loss from discontinued operations, net of income taxes	(0.5)	(0.5)	(0.9)	(0.8)
Net income	$107.3	$118.5	$315.2	$345.1
Diluted earnings (loss) per share*:
Continuing operations	$1.05	$1.05	$3.02	$3.02
Discontinued operations	$—	$—	$(0.01)	$(0.01)
Net income	$1.05	$1.04	$3.02	$3.01
Weighted average common shares outstanding	102.6	113.6	104.5	114.6
Common shares outstanding, net of treasury stock, at period end	101.2	111.0	101.2	111.0

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	$ Variance	% Variance	2016	2015	$ Variance	% Variance
Revenue:
New vehicle	$3,195.9	$3,113.6	$82.3	2.6	$9,068.0	$8,851.0	$217.0	2.5
Retail used vehicle	1,127.9	1,103.1	24.8	2.2	3,370.4	3,306.3	64.1	1.9
Wholesale	148.9	102.3	46.6	45.6	407.4	308.6	98.8	32.0
Used vehicle	1,276.8	1,205.4	71.4	5.9	3,777.8	3,614.9	162.9	4.5
Finance and insurance, net	229.6	227.1	2.5	1.1	678.1	652.4	25.7	3.9
Total variable operations	4,702.3	4,546.1	156.2	3.4	13,523.9	13,118.3	405.6	3.1
Parts and service	843.8	783.3	60.5	7.7	2,498.9	2,304.5	194.4	8.4
Other	21.4	24.3	(2.9)		105.7	99.4	6.3
Total revenue	$5,567.5	$5,353.7	$213.8	4.0	$16,128.5	$15,522.2	$606.3	3.9
Gross profit:
New vehicle	$158.2	$170.8	$(12.6)	(7.4)	$470.2	$498.4	$(28.2)	(5.7)
Retail used vehicle	84.7	86.8	(2.1)	(2.4)	265.1	280.7	(15.6)	(5.6)
Wholesale	(7.5)	(3.6)	(3.9)		(12.9)	(2.7)	(10.2)
Used vehicle	77.2	83.2	(6.0)	(7.2)	252.2	278.0	(25.8)	(9.3)
Finance and insurance	229.6	227.1	2.5	1.1	678.1	652.4	25.7	3.9
Total variable operations	465.0	481.1	(16.1)	(3.3)	1,400.5	1,428.8	(28.3)	(2.0)
Parts and service	363.8	342.2	21.6	6.3	1,080.1	999.4	80.7	8.1
Other	7.6	7.0	0.6		23.5	21.1	2.4
Total gross profit	836.4	830.3	6.1	0.7	2,504.1	2,449.3	54.8	2.2
Selling, general, and administrative expenses	591.3	568.7	(22.6)	(4.0)	1,765.2	1,695.0	(70.2)	(4.1)
Depreciation and amortization	36.3	32.9	(3.4)		107.0	93.7	(13.3)
Other income, net	(10.2)	(7.0)	3.2		(21.0)	(12.1)	8.9
Operating income	219.0	235.7	(16.7)	(7.1)	652.9	672.7	(19.8)	(2.9)
Non-operating income (expense) items:
Floorplan interest expense	(18.2)	(14.7)	(3.5)		(56.4)	(42.1)	(14.3)
Other interest expense	(28.9)	(21.4)	(7.5)		(85.9)	(64.4)	(21.5)
Interest income	0.3	—	0.3		0.8	0.1	0.7
Other income (loss), net	2.6	(4.3)	6.9		3.4	(2.7)	6.1
Income from continuing operations before income taxes	$174.8	$195.3	$(20.5)	(10.5)	$514.8	$563.6	$(48.8)	(8.7)
Retail vehicle unit sales:
New	88,322	89,535	(1,213)	(1.4)	253,000	253,340	(340)	(0.1)
Used	55,760	57,376	(1,616)	(2.8)	170,500	173,370	(2,870)	(1.7)
	144,082	146,911	(2,829)	(1.9)	423,500	426,710	(3,210)	(0.8)
Revenue per vehicle retailed:
New	$36,185	$34,775	$1,410	4.1	$35,842	$34,937	$905	2.6
Used	$20,228	$19,226	$1,002	5.2	$19,768	$19,071	$697	3.7
Gross profit per vehicle retailed:
New	$1,791	$1,908	$(117)	(6.1)	$1,858	$1,967	$(109)	(5.5)
Used	$1,519	$1,513	$6	0.4	$1,555	$1,619	$(64)	(4.0)
Finance and insurance	$1,594	$1,546	$48	3.1	$1,601	$1,529	$72	4.7
Total variable operations(1)	$3,279	$3,299	$(20)	(0.6)	$3,337	$3,355	$(18)	(0.5)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2016 (%)	2015 (%)	2016 (%)	2015 (%)
Revenue mix percentages:
New vehicle	57.4	58.2	56.2	57.0
Used vehicle	22.9	22.5	23.4	23.3
Parts and service	15.2	14.6	15.5	14.8
Finance and insurance, net	4.1	4.2	4.2	4.2
Other	0.4	0.5	0.7	0.7
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	18.9	20.6	18.8	20.3
Used vehicle	9.2	10.0	10.1	11.4
Parts and service	43.5	41.2	43.1	40.8
Finance and insurance	27.5	27.4	27.1	26.6
Other	0.9	0.8	0.9	0.9
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.0	5.5	5.2	5.6
Used vehicle - retail	7.5	7.9	7.9	8.5
Parts and service	43.1	43.7	43.2	43.4
Total	15.0	15.5	15.5	15.8
Selling, general and administrative expenses	10.6	10.6	10.9	10.9
Operating income	3.9	4.4	4.0	4.3
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	70.7	68.5	70.5	69.2
Operating income	26.2	28.4	26.1	27.5

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	$ Variance	% Variance	2016	2015	$ Variance	% Variance
Revenue:
Domestic	$2,044.9	$1,869.1	$175.8	9.4	$5,888.2	$5,299.0	$589.2	11.1
Import	1,779.0	1,837.4	(58.4)	(3.2)	5,202.1	5,311.1	(109.0)	(2.1)
Premium luxury	1,680.6	1,607.0	73.6	4.6	4,865.6	4,803.2	62.4	1.3
Total	5,504.5	5,313.5	191.0	3.6	15,955.9	15,413.3	542.6	3.5
Corporate and other	63.0	40.2	22.8	56.7	172.6	108.9	63.7	58.5
Total consolidated revenue	$5,567.5	$5,353.7	$213.8	4.0	$16,128.5	$15,522.2	$606.3	3.9

Segment income*:
Domestic	$83.9	$94.6	$(10.7)	(11.3)	$246.9	$258.8	$(11.9)	(4.6)
Import	79.3	85.5	(6.2)	(7.3)	230.0	240.6	(10.6)	(4.4)
Premium luxury	80.9	85.4	(4.5)	(5.3)	256.8	273.9	(17.1)	(6.2)
Total	244.1	265.5	(21.4)	(8.1)	733.7	773.3	(39.6)	(5.1)
Corporate and other	(43.3)	(44.5)	1.2		(137.2)	(142.7)	5.5
Add: Floorplan interest expense	18.2	14.7	3.5		56.4	42.1	14.3
Operating income	$219.0	$235.7	$(16.7)	(7.1)	$652.9	$672.7	$(19.8)	(2.9)

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	31,749	30,488	1,261	4.1	90,156	84,109	6,047	7.2
Import	39,390	42,044	(2,654)	(6.3)	113,517	119,237	(5,720)	(4.8)
Premium luxury	17,183	17,003	180	1.1	49,327	49,994	(667)	(1.3)
	88,322	89,535	(1,213)	(1.4)	253,000	253,340	(340)	(0.1)

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016 (%)	2015 (%)	2016 (%)	2015 (%)
Domestic:
Ford, Lincoln	15.0	16.7	15.0	16.3
Chevrolet, Buick, Cadillac, GMC	11.2	10.6	11.2	10.2
Chrysler, Dodge, Jeep, Ram	9.7	6.8	9.4	6.7
Domestic total	35.9	34.1	35.6	33.2
Import:
Toyota	18.0	18.9	17.6	19.0
Honda	12.6	11.4	12.6	11.2
Nissan	7.1	9.7	7.9	9.9
Other imports	6.9	6.9	6.8	7.0
Import total	44.6	46.9	44.9	47.1
Premium Luxury:
Mercedes-Benz	8.1	8.0	8.2	8.2
BMW	4.4	4.4	4.3	4.6
Lexus	2.5	2.5	2.6	2.8
Audi	2.2	1.9	2.2	2.0
Other premium luxury (Land Rover, Porsche)	2.3	2.2	2.2	2.1
Premium Luxury total	19.5	19.0	19.5	19.7
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Capital expenditures (1)	$69.3	$54.1	$181.7	$188.2
Cash paid for acquisitions, net of cash acquired (2)	$99.6	$50.7	$362.5	$123.8
Proceeds from exercises of stock options	$4.6	$5.4	$7.8	$24.1
Stock repurchases:
Aggregate purchase price	$50.0	$150.0	$470.6	$209.1
Shares repurchased (in millions)	1.0	2.5	9.9	3.5

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Variance	2016	2015	Variance
Floorplan assistance earned (included in cost of sales)	$31.8	$31.0	$0.8	$92.4	$87.1	$5.3
New vehicle floorplan interest expense	(16.9)	(13.9)	(3.0)	(52.9)	(39.8)	(13.1)
Net new vehicle inventory carrying benefit	$14.9	$17.1	$(2.2)	$39.5	$47.3	$(7.8)

Balance Sheet and Other Highlights	September 30, 2016	December 31, 2015	September 30, 2015
Cash and cash equivalents	$62.2	$74.1	$63.9
Inventory	$3,448.0	$3,612.0	$3,226.9
Total floorplan notes payable	$3,539.5	$3,727.1	$3,203.8
Non-vehicle debt(3)	$2,757.8	$2,356.5	$2,194.3
Equity	$2,220.8	$2,349.3	$2,264.9

New days supply (industry standard of selling days)	62 days	68 days	59 days
Used days supply (trailing calendar month days)	44 days	43 days	42 days

Key Credit Agreement Covenant Compliance Calculations (4)
Leverage ratio		2.75x
Covenant	less than or equal to	3.75x

Capitalization ratio		62.6%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.
(2) Excludes capital leases and deferred purchase price commitments.
(3)Pursuant to an accounting standard update effective January 1, 2016, all debt issuance costs have been reclassified, with the exception of those related to our revolving credit facility, as a direct reduction from the carrying amount of the related debt liability for both current and prior periods.
(4)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	$ Variance	% Variance	2016	2015	$ Variance	% Variance
Revenue:
New vehicle	$2,952.7	$3,039.7	$(87.0)	(2.9)	$8,392.7	$8,634.9	$(242.2)	(2.8)
Retail used vehicle	1,045.8	1,070.8	(25.0)	(2.3)	3,110.9	3,206.1	(95.2)	(3.0)
Wholesale	136.3	100.0	36.3	36.3	378.1	301.5	76.6	25.4
Used vehicle	1,182.1	1,170.8	11.3	1.0	3,489.0	3,507.6	(18.6)	(0.5)
Finance and insurance, net	215.1	221.5	(6.4)	(2.9)	634.1	636.3	(2.2)	(0.3)
Total variable operations	4,349.9	4,432.0	(82.1)	(1.9)	12,515.8	12,778.8	(263.0)	(2.1)
Parts and service	781.7	760.1	21.6	2.8	2,308.0	2,235.7	72.3	3.2
Other	21.4	24.1	(2.7)		105.6	99.0	6.6
Total revenue	$5,153.0	$5,216.2	$(63.2)	(1.2)	$14,929.4	$15,113.5	$(184.1)	(1.2)

Gross profit:
New vehicle	$147.2	$168.5	$(21.3)	(12.6)	$439.0	$489.9	$(50.9)	(10.4)
Retail used vehicle	79.4	83.9	(4.5)	(5.4)	247.2	273.8	(26.6)	(9.7)
Wholesale	(6.6)	(2.4)	(4.2)		(11.3)	(2.4)	(8.9)
Used vehicle	72.8	81.5	(8.7)	(10.7)	235.9	271.4	(35.5)	(13.1)
Finance and insurance	215.1	221.5	(6.4)	(2.9)	634.1	636.3	(2.2)	(0.3)
Total variable operations	435.1	471.5	(36.4)	(7.7)	1,309.0	1,397.6	(88.6)	(6.3)
Parts and service	338.1	332.1	6.0	1.8	1,001.4	969.2	32.2	3.3
Other	7.1	6.4	0.7		21.6	20.2	1.4
Total gross profit	$780.3	$810.0	$(29.7)	(3.7)	$2,332.0	$2,387.0	$(55.0)	(2.3)

Retail vehicle unit sales:
New	81,559	86,983	(5,424)	(6.2)	233,566	245,960	(12,394)	(5.0)
Used	51,472	55,291	(3,819)	(6.9)	156,419	167,021	(10,602)	(6.3)
	133,031	142,274	(9,243)	(6.5)	389,985	412,981	(22,996)	(5.6)

Revenue per vehicle retailed:
New	$36,203	$34,946	$1,257	3.6	$35,933	$35,107	$826	2.4
Used	$20,318	$19,367	$951	4.9	$19,888	$19,196	$692	3.6

Gross profit per vehicle retailed:
New	$1,805	$1,937	$(132)	(6.8)	$1,880	$1,992	$(112)	(5.6)
Used	$1,543	$1,517	$26	1.7	$1,580	$1,639	$(59)	(3.6)
Finance and insurance	$1,617	$1,557	$60	3.9	$1,626	$1,541	$85	5.5
Total variable operations(1)	$3,320	$3,331	$(11)	(0.3)	$3,386	$3,390	$(4)	(0.1)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2016 (%)	2015 (%)	2016 (%)	2015 (%)
Revenue mix percentages:
New vehicle	57.3	58.3	56.2	57.1
Used vehicle	22.9	22.4	23.4	23.2
Parts and service	15.2	14.6	15.5	14.8
Finance and insurance, net	4.2	4.2	4.2	4.2
Other	0.4	0.5	0.7	0.7
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	18.9	20.8	18.8	20.5
Used vehicle	9.3	10.1	10.1	11.4
Parts and service	43.3	41.0	42.9	40.6
Finance and insurance	27.6	27.3	27.2	26.7
Other	0.9	0.8	1.0	0.8
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	5.0	5.5	5.2	5.7
Used vehicle - retail	7.6	7.8	7.9	8.5
Parts and service	43.3	43.7	43.4	43.4
Total	15.1	15.5	15.6	15.8